UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014 (September 10, 2014)

VIROPRO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-06718	13-3124057
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2151 O'Toole Avenue, Suite 50, San Jose, CA 95131

 (Address of Principal Executive Offices) (Zip Code)

 650-300-5190

Registrant’s telephone number, including area code

_________________________

 (Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On September 10, 2014, Bank Pembangunan Malaysia Berhad ("BPMB") seized the assets of Alpha Biologics Sdn Bhd ("Alpha"), located in Penang, Malaysia, a wholly owned subsidiary of the registrant ("Viropro"), as a result of Alpha being in default of its payment obligations under two Debentures between Alpha and BPMB, one in the principal amount of RM 20,000,000 ($6.2 million at current exchange rates) dated July 25, 2006, and the second one in the principal amount of RM 5,000,000 dated December 22, 2009. As of July 31, 2014, the outstanding principal balance on these two loans plus accrued interest and penalties was RM 21,800,000 (US6.8 million). BPMB has appointed a receiver and manager of the Alpha property under Section 188(1)(a) of the Companies Act 1965 (Malaysia).

Viropro issued a press release on September 19, 2014 to disclose this event, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated September 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 22, 2014	Viropro, Inc.

	By:	/s/Bruce A. Cohen
Bruce A. Cohen
Chairman of the Board